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                                                                  EXHIBIT 10(f)


                              EMPLOYMENT AGREEMENT


EMPLOYMENT AGREEMENT, dated as of June 1, 1999 (this "Agreement"), between MOBILE AMERICA CORPORATION, a Florida corporation ("Company") and THOMAS J. McCORKLE ("Executive").

                                  WITNESSETH:

WHEREAS, Executive is currently serving as a Vice President of the Company; and

WHEREAS, Company and the Executive desire to enter into this Agreement for employment.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and for other good and valuable consideration, the Company and Executive hereby agree as follows:

1.       Agreement to Employ.

         Upon the terms and subject to the conditions of this Agreement, the Company hereby employs Executive and Executive hereby accepts employment by the Company.

2.       Term; Position and Responsibilities.

         a) Term of Employment. The employment of Executive pursuant hereto shall commence on the date of this Agreement (the "Effective Date"), and shall remain in effect for a term expiring on the third anniversary of the Effective Date unless sooner terminated pursuant to the provisions of
                  Section 6 hereof (the "Term").

         b) Position and Responsibilities. During the Term, Executive will be employed as Vice President and, in addition, in such other executive capacity or capacities for the Company as may be agreed from time to time by Executive and the Company, and he will devote substantially all of his skill, knowledge and working time to the conscientious performance of such duties, except (i) for reasonable vacation time and absence for sickness or similar disability and (ii) such time, reasonably determined by Executive, as may be devoted to the fulfillment of civic and personal responsibilities. Executive hereby represents that his employment hereunder and compliance by him with the terms and conditions of this Agreement will not conflict with or result in the breach of any agreement to which he is a party or by which he may be bound.

3.       Compensation.

         As full compensation for all services to be rendered by Executive in the capacities referred to in the Agreement, Executive shall receive an annual base salary of $134,620.08, payable in accordance with the Company's payroll practices in effect from time to time. The annual base salary hereunder shall be subject to increase (but not decrease) each year in accordance with the Company's annual review of Executive's annual base salary. In addition to his annual base salary, Executive shall be eligible to receive, consistent with any existing Company executive bonus policies in effect from time to time, an annual bonus determined in the Company's sole discretion based on the Company's executive bonus criteria.


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4.       Benefits.

         During the Term:

         a) General. The Company will provide life insurance, medical insurance and other benefits (including its money purchase pension plan) comparable to those provided from time to time to the Company's other executive officers;

         b) Vacation and Sick Leave. Executive shall be entitled to paid vacation and to reasonable sick leave in accordance with the Company's policies as in effect from time to time; and

         c) Living Accommodations. So long as Executive is employed by the Company in South Florida, the Company will provide living facilities similar to Executive's current facilities, less $500 per month payable by Executive.

5.       Expenses.

         The Company shall reimburse Executive for reasonable travel, lodging, meal and other reasonable expenses incurred by him in connection with his performance of services hereunder upon submission of evidence, reasonably satisfactory to the Company, of the incurrence and purpose of each such expense.

6.       Termination of Employment.

         a) Termination Due to Death or Disability. Executive's employment shall automatically terminate upon his death or in accordance with Section 6(g) upon the Company's determination of his Disability (provided Executive has not returned to the full time performance of his duties during the 30 day notice period). For purposes of this Agreement, "Disability" shall mean a physical or mental disability or infirmity (other than Executive's existing dyslexia) that prevents the performance by Executive of his duties hereunder lasting (or likely to last, based on competent medical evidence) for a continuous period of six months or longer. The reasoned and good faith judgment of the Company as to Disability shall be final and shall be based on such competent medical evidence as shall be presented to it by Executive or by any physician or group of physicians or other competent medical experts employed by Executive or the Company.

         b) Termination by the Company for Cause. Executive's employment with the Company may be terminated for "Cause" by the Company. "Cause" shall mean (i) the failure by Executive to substantially perform his duties (other than as a result of a physical or mental disability or infirmity) and continuance of such failure for more than 30 days after the Company notifies Executive in writing that he is failing to substantially perform his duties, provided that such writing shall set forth the facts and circumstances giving rise to such claim, (ii) Executive's engaging in willful misconduct (including, without limitation, any criminal, fraudulent or dishonest conduct) that is materially injurious to the Company or any of its affiliates or subsidiaries, (iii) Executive's conviction of, or entering a plea of nolo contendere to, any crime that constitutes a felony (exclusive of (x) traffic-related offenses, and (y) environmental, labor and other offenses related to the operation of the Company where Executive is adjudged to have acted in good faith in what he reasonably believed to be the best interest of the Company) or involves moral turpitude, or (iv) the breach by Executive of any written covenant or agreement with the Company or any of its affiliates not to disclose any information pertaining to the Company or any of its affiliates (except where such disclosure by Executive is made in good faith in what he reasonably believes to be the best interest of the Company) or not to compete or interfere with the Company or any of its affiliates.


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         c)       Termination by Executive for Good Reason. Executive may
                  terminate his employment for "Good Reason". "Good Reason" shall mean a termination of employment by Executive upon 30 days notice following (i) the failure of the Company timely to pay Executive's salary, bonus or benefits or otherwise to perform its obligations under this Agreement, (ii) the Company requiring Executive to relocate outside the State of Florida or to West Florida, or (iii) the Company's reduction (but not modification) of Executive's responsibilities materially below executive level responsibilities, provided that (x) Executive shall have given the Company written notice of the circumstances constituting Good Reason and the Company shall have failed to cure such circumstances within 20 days (5 days for monetary defaults), and (y) Executive shall not have caused the occurrence constituting Good Reason through the exercise of his authority as an officer of the Company.

         d) Termination Without Cause. The Company or Executive may terminate Executive's employment with the Company "Without Cause" upon 90 days written notice to the non-terminating party. A termination "Without Cause" shall mean a termination of employment by the Company other than due to death or Disability as described in Section a) or for Cause as defined in Section 6b) or a termination of employment by Executive other than for Good Reason.

         e) Notice and Effect of Termination. Any termination of Executive's employment by the Company pursuant to Section a) (in the case of Disability), b) or 6d), or by Executive pursuant to Section c) or 6d), shall be communicated by a written "Notice of Termination" addressed to Executive or the Company, as appropriate. A "Notice of Termination" shall mean a notice stating that Executive's employment hereunder has been or will be terminated, indicating the specific termination provisions in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination of employment.

         f)       Payments Upon Certain Terminations.

                  i) Termination Without Cause or for Good Reason. In the event of a termination of Executive's employment by the Company Without Cause or a termination by Executive of his employment with the Company for Good Reason, in either case before the second anniversary of the Effective Date, the Company shall pay to Executive (x) his base salary at the annual base rate in effect immediately prior to the Date of Termination (as defined in Section 6(g) below) during the Severance Period, less (y) the total compensation (whether received as salary, consulting fee or otherwise and calculated on a pre-tax basis) accrued, earned or received by Executive from any new employer, client or contractor during the Severance Period, provided that the Company may, at any time and at its discretion, pay to Executive in a single lump sum an amount equal to the Company's good faith determination of the present value of the installments of the base salary remaining to be paid to Executive, as of the date of such lump sum payment, calculated using a discount rate equal to the then prevailing interest rate payable on direct obligations of the U.S. Treasury having a term as close as practicable to the period from the date of termination of employment through the last day of the Severance Period. "Severance Period" means a period beginning on the date on which Notice of Termination is effective as provided by Section 6(e) or, if no such Notice is given, the date of termination of employment (the "Notice Date") and continuing until the second anniversary of the Effective Date.


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                           In addition, during the Severance Period, Executive
                           will continue to receive the benefits to which he was entitled pursuant to Section 4 (a) as of the Date of Termination. If for any reason at any time the Company is unable to treat Executive as being or having been an employee of the Company under any benefits plan in which he is entitled to participate and as a result thereof Executive receives reduced benefits under such plan during the period that Executive is continuing to receive his full base salary, the Company shall provide Executive with such benefits by direct payment (computed on an after tax basis) or at the Company's option by making available equivalent benefits from other sources. During the Severance Period, Executive shall not be entitled to participate in any of the Company's employee benefit plans that are introduced after the Date of Termination, except that an appropriate adjustment shall be made if such new employee benefit plan is a replacement for or amendment to an employee benefit plan in effect as of the Date of Termination.

                  ii) Termination Upon Death or Disability. If Executive's employment shall terminate upon his death or Disability, the Company shall pay Executive his full base salary through the Date of Termination at the annual base rate in effect immediately prior to the Date of Termination, provided that in the case of Executive's Disability, the provisions of Section 6
                           (f)(i)(B) shall also apply to Executive as if
                           Section 6 (f)(i)(A)were otherwise applicable.

                  iii) Termination for Cause or Voluntary Termination by Executive. If the Company shall terminate Executive's employment for Cause or if Executive shall voluntarily terminate his employment with the Company for other than Good Reason, he shall be paid his full base salary and benefits through the Date of Termination at the annual base rate in effect immediately prior to the Date of Termination.

         g) Date of Termination. As used in this Agreement, the term "Date of Termination" shall mean (i) if Executive's employment is terminated by his death, the date of his death,
                  (ii) if Executive's employment is terminated for Cause, the date on which Notice of Termination is given as contemplated by Section 6(e), (iii) if Executive's employment is terminated by the Company due to Executive's Disability or by Executive for Good Reason, 30 days after the date on which Notice of Termination is given as contemplated by Section 6(e), and (iv) if Executive's employment is terminated by Executive or by the Company Without Cause, 90 days after the date on which Notice of Termination is given as contemplated by Section 6(e).

7.       Consulting and Non-Competition Agreement.

         Contemporaneously herewith the Company and Executive shall enter into the Consulting and Non-Competition Agreement attached hereto as Exhibit A, which shall be effective upon termination of Executive's employment for any reason, including expiration of the Term, and shall run from the Date of Termination or the first day after expiration of the Term, as applicable.

8.       Health Insurance.

         If Executive ceases to be either an employee or director of the Company, the Company will include Executive in its group health and life insurance plan until Executive is entitled to Medicare benefits provided that (A) such Company plan, as then in effect, permits Executive as a retired employee to be included in the plan, and (B) Executive reimburses the Company for the cost of including him in such plan.


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9.       Unauthorized Disclosure.

         a) During and after the Term, without the written consent of the Company, (i) Executive shall not disclose to any person (other than an employee or director of the Company or its affiliates, or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of his duties under this Agreement or as a director of the Company) or use to compete with the Company or any of its affiliates any confidential or proprietary information, knowledge or data that is not theretofore publicly known and in the public domain obtained by him while in the employ of the Company with respect to the Company or any of its affiliates or with respect to any products, improvements, customers, methods of distribution, sales, prices, profits, costs, contracts (including, without limitation the terms and provisions of this Agreement), suppliers, business prospects, business methods, techniques, research, trade secrets or know-how of the Company or any of its affiliates (collectively, "Proprietary Information"), and
                  (ii) Executive shall use his reasonable efforts to keep confidential any such Proprietary Information and to refrain from making any such disclosure, in each case except as may be required by law or as may be required in connection with any judicial or administrative proceedings or inquiry.

         b) The covenant contained in this Section 9 shall survive the termination of Executive's employment pursuant to this Agreement and shall be binding upon Executive's heirs, successors and legal representatives.

10.      Return of Documents.

         In the event of the termination of Executive's employment for any reason, Executive will deliver to the Company all documents and data of any nature pertaining to his work with the Company and its affiliates (except for documents relating to Executive's employment, benefits, taxes and other personal matters), and he will not take with him any documents or data of any description or any reproduction thereof, or any documents containing or pertaining to any Proprietary Information.

11.      Injunctive Relief with Respect to Covenants.

         Executive acknowledges and agrees that the covenants and obligations of Executive with respect to non-disclosure, confidentiality and the property of the Company and its affiliates relate to special, unique and extraordinary matters and that, notwithstanding any other provision of this Agreement to the contrary, a violation of any of the terms of such covenants and obligations will cause the Company and its affiliates irreparable injury for which adequate remedies are not available at law. Therefore, Executive expressly agrees that the Company and its affiliates (which shall be express third-party beneficiaries of such covenants and obligations) shall be entitled to an injunction (whether temporary or permanent), restraining order or such other equitable relief (including the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Executive from committing any violation of the covenants and obligations contained in Sections 9 and 10 hereof. These injunctive remedies are cumulative and in addition to any other rights and remedies the Company and its affiliates may have at law or in equity. Further, the Executive represents that his experience and capabilities are such that the provisions of Sections 9 and 10 hereof will not prevent him from earning his livelihood.


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12.      Entire Agreement.

         Except as otherwise expressly provided herein, this Agreement and the attached Consulting and Non-Competition Agreement and an Agreement Regarding Severance and Change in Control dated July 21, 1997, between the Company and Employee as an officer of the Company constitute the entire agreements among the parties hereto with respect to the subject matter hereof, and all promises, representations, understandings, arrangements and prior agreements relating to such subject matter (including those made to or with Executive by any other person or entity) are merged herein and superseded hereby and thereby. Without limiting the foregoing, Executive acknowledges that Executive is not entitled to any retirement benefits (except amounts payable to Executive under the Company's money purchase pension plan).

13.      Miscellaneous.

         a) Binding Effect. This Agreement shall be binding on and inure to the benefit of the Company, and its respective permitted successors and assigns as provided in Section 13(j). This Agreement shall also be binding on and inure to the benefit of Executive and his heirs, executors, administrators and legal representatives. If Executive's employment is terminated by reason of his death, all amounts payable by the Company pursuant to Section 6(f)(ii) shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to his estate.

         b) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS THEREUNDER. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT IN ANY STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN DUVAL COUNTY IN THE STATE OF FLORIDA, AS THE PARTY BRINGING SUCH SUIT MAY ELECT IN ITS SOLE DISCRETION, AND EACH PARTY HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUIT, LEGAL ACTION OR PROCEEDING. EACH PARTY HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         c) Taxes. The Company may withhold from any payments made under this Agreement all federal, state, city or other applicable taxes as shall be required pursuant to any law, governmental regulation or ruling.

         d) Amendments. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved by the Company or a person authorized thereby and is agreed to in writing by Executive, and such officer of the Company as may be specifically designated by the Company. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.


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         e)       Severability. In the event that any one or more of the
                  provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         f) Notices. Any notice or other communication required or permitted to be delivered under this Agreement shall be (i) in writing, (ii) delivered personally, by nationally recognized overnight courier service or by certified or registered mail, first-class postage prepaid and return receipt requested, (iii) deemed to have been received on the date of delivery, and (iv) addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

                  A.       if the Company, to it:

                                            Mobile America Corporation
                                            10475-110 Fortune Parkway
                                            Jacksonville, Florida  32256
                                            Attention:  President
                                            Telephone:  (904) 363-6339
                                            Fax:  (904) 363-3856

                           with a copy to:

                                            Foley & Lardner
                                            200 North Laura Street
                                            Jacksonville, FL 32202
                                            Attention:  Linda Y. Kelso
                                            Telephone: (904) 359-2000
                                            Fax: (904) 359-8700

                  B. if to Executive, to him at the address listed on the signature page hereof with a copy to:

                                            Holly J. McCorkle
                                            13914 Mandarin Oaks Lane
                                            Jacksonville, FL  32223
                                            Telephone:  (904) 880-7399
                                            Fax:  (904) 880-5118

         g) Survival. Sections 7, 8, 9, 10, 11, 12 and 13, and if Executive's employment terminates in a manner giving rise to a payment under Section 6(f), Section 6(f) shall survive the termination of this Agreement and the termination of the employment of Executive

         h) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         i) Headings. The section and other headings contained in this Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.


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         j)       Assignment. This is a contract for personal services by
                  McCorkle and may not be assigned by McCorkle without the Company's prior written consent except to a corporation or other entity controlled by him which assumes his obligations hereunder and provided McCorkle affirms that such assignment does not release McCorkle's obligations hereunder. The Company shall have the right to assign this Agreement in connection with a sale of the Company's business or a significant subsidiary thereof, which shall inure to the benefit of the Company and its successors and assigns

         k) Attorney's Fees. If any party to this Agreement breaches any provision of this Agreement, then the breaching party shall pay to the non-breaching party all of the non-breaching party's costs and expenses incurred by that party in enforcing this Agreement, including reasonable attorneys' fees and expenses, whether or not suit be brought and whether incurred before or at trial, on appeal or on remand

         IN WITNESS WHEREOF, the Company has duly executed this Agreement by their respective authorized representatives and Executive has hereunto set his hand, in each case effective as of the date first above written.



                                  MOBILE AMERICA CORPORATION,
                                  a Florida corporation
                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                     Title:
                                        ---------------------------------------

                                   Executive:

                                  ---------------------------------------------
                                  THOMAS J. McCORKLE
                                    Address:

                                  1550 Parrish Place
                                  Jacksonville, Florida  32205

                                  Facsimile:  (954) 749-6299
                                  Telephone:  (305) 632-8087


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                                   EXHIBIT A
                    CONSULTING AND NON-COMPETITION AGREEMENT

CONSULTING AND NON-COMPETITION AGREEMENT, dated this ____ day of June, 1999 (this "Agreement"), between MOBILE AMERICA CORPORATION, a Florida corporation ("Company") and THOMAS J. MCCORKLE ("McCorkle").

                                  WITNESSETH:

WHEREAS, the Company is engaged, through its wholly owned subsidiaries, in the underwriting and marketing of minimum requirement automobile insurance and other insurance products and related businesses;

WHEREAS, this Agreement is to be effective as of the later of the date (the "Commencement Date") McCorkle is no longer entitled to receive payments as an employee under the Employment Agreement or the date he terminates his employee positions with the Company and its subsidiaries;

WHEREAS, the Company desires to retain McCorkle as a consultant on the terms and conditions set forth in this Agreement in order (i) to provide for a smooth transition in management and (ii) to continue to give the Company the benefit of the invaluable contacts, experience and expertise acquired by McCorkle over his many years of service with the Company; and

WHEREAS, the Company desires to obtain, and McCorkle desires to provide, assurances that McCorkle will (i) refrain from competing with the Company for a specified period, (ii) not solicit agents, employees or customers of the Company and (iii) not disclose confidential information concerning the Company.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and for other good and valuable consideration, the Company and McCorkle hereby agree as follows:

1. Retention as Consultant. McCorkle shall be retained by the Company as an independent contractor and consultant, and not as an employee, during the period (the "Consulting Period") beginning on the Commencement Date and ending on the first to occur of (i) the fifth anniversary of the Commencement Date (the "Termination Date"); or (ii) the last day of the month in which McCorkle's death occurs (the "Date of Death").


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2.       Consulting Services. During the Consulting Period, McCorkle shall personally provide the Company, at the request of the President or interim President or the Board, consulting services consistent with his present skills, training, job activities and stature with the Company. The services required hereunder shall not require McCorkle to maintain regular hours at Company offices, shall be rendered at places and times reasonably acceptable to McCorkle, shall not require more than 500 hours per year and shall not conflict with other entrepreneurial or business activities of interest to McCorkle which are not in violation of this Agreement. McCorkle will be asked to provide consulting advice to the Company on matters as to which his knowledge of and experience with the Company and its business make him uniquely qualified to render such advice. McCorkle shall perform such services as an independent contractor and consultant and not as an employee and shall not have authority to bind the Company for any purpose.

3.       Compensation.

         a) During the Consulting Period, in exchange for the consulting services provided by McCorkle hereunder, provided that McCorkle is not in breach of the covenants set forth in Sections 5, 6, 7, and 8 of this Agreement, the Company will pay McCorkle a consulting fee of $50,000 per year, payable in equal monthly installments in arrears.

         b) Upon expiration of the Consulting Period (i.e. the Consulting Period ends for reasons other than McCorkle's death), after the end of the Consulting Period and during the remainder of the Restrictive Period (as hereinafter defined), the Company will pay McCorkle $50,000 per year during the remainder of the Restrictive Period, payable in arrears in equal monthly installments, in exchange for McCorkle's compliance with the covenants described in Sections 5, 6, 7, and 8 of this Agreement.

         c) During the Consulting Period, McCorkle shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred by him in the performance of his consulting services hereunder, consistent with the Company's policies for the reimbursement of business expenses.

         d) No payments shall be due and payable under this Section 3 in the event that and for so long as McCorkle is in breach of
                  Section 5, 6, 7, or 8 of this Agreement, after receipt of a written notice thereof and a failure to cure within 10 days of such notice.

4.       Benefits.

         b) Director Benefits. During McCorkle's tenure as a director, the Company will provide McCorkle with the life insurance and medical insurance and other fringe benefits as may be provided from time to time to the Company's outside directors for so long as the Company provides such benefits to its outside directors, but McCorkle shall not be entitled to receive directors' fees, Board or committee meeting fees or other compensation paid to or awarded to outside directors.

         c) Employee Benefits. Effective on the Commencement Date, McCorkle shall no longer be eligible to participate in the Company's money purchase pension plan or any other benefit plans and programs provided by the Company to its employees.

         d) Health and Life Insurance at McCorkle's Cost. If McCorkle ceases to be a director of the Company, or if the Company ceases to provide its directors with group health insurance, then the Company will include McCorkle in its group health insurance plan until he is eligible for Medicare, provided that (A) the Company plan then in effect permits McCorkle as a retired employee to be included in such plan and (B) McCorkle reimburses the Company for the cost of so including McCorkle in the Company's group plan.


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


5.       Covenant Not to Compete.

         a) Restriction. In consideration for the payments and benefits to be provided to McCorkle under Section 3(b), and to the fullest extent permitted under applicable law, McCorkle shall not, directly or indirectly engage in, participate in, represent in any way or be connected with, as an officer, director, partner, owner, employee, agent, independent contractor, consultant, proprietor or stockholder (except for the ownership of a less than 5% stock interest in a publicly traded corporation) or otherwise, any business or activity, in any state in which the Company is then doing business, which competes with the Business of the Company (as hereinafter defined).

         b) Restrictive Period. The provisions of Section 5 shall be in effect for a period beginning on the Commencement Date and continuing until the earlier of (i) the tenth anniversary of the Commencement Date or (ii) the Date of Death (the "Restrictive Period").

         c) Business of the Company. For purposes of this Agreement, the "Business of the Company" shall mean any business line or activity that is engaged in by the Company or any of its subsidiaries, or any assignee or successor of the Company on the Commencement Date.

6. Non-Solicitation of Agents, Employees and Representatives. In consideration for the payments and benefits to be provided to McCorkle under Section 3(b), during the Restrictive Period, McCorkle shall not, directly or indirectly, for his own account or the account of any other person or entity with which he shall become associated in any capacity or in which he shall have any ownership interest, (a) without the prior written consent of the Company, solicit for employment or employ or engage as an agent or representative any person who, at any time during the preceding 12 months, is or was employed by or otherwise engaged, as an employee, agent or representative of the Company to perform services for the Company or any of its affiliates, regardless of whether such employment or engagement is direct or through an entity with which such person is employed or associated, or
         (b) otherwise intentionally interfere with the relationship of the Company or any of its affiliates with any person or entity who or which is at the time employed by or otherwise engaged to perform services for the Company or any such affiliate, or (c) induce any employee, agent or representative of the Company or any of its affiliates to engage in any activity which McCorkle is prohibited from engaging in under Sections 5,6, 7 and 8 hereof or to terminate his or her employment or engagement with the Company or such affiliate.

7. Nonsolicitation of Customers. In consideration for the payments and benefits to be provided to McCorkle under Section 3(b), during the Restrictive Period, McCorkle shall not undertake any business with or solicit the business of any person, firm or company who shall have been a customer of the Company and with whom any executive of Company or his subordinates has dealt with during the then immediately preceding twelve (12) months which might affect the Company's business relationship with such customer (if the Company reasonably determines that such activities will not adversely affect its business relationship with its customer and such activities do not otherwise violate the covenants not to compete contained herein, the Company shall provide McCorkle its written consent to such activities). During the Restrictive Period, McCorkle shall not cause or attempt to cause any customer to cease being a customer of the Company, or to change its relationship with the Company in a manner which would adversely affect the Company's business. For purposes hereof, "customer" includes any contractor, supplier, licensee or other person with a business relationship with the Company.

8. Unauthorized Disclosure. During and after the Restrictive Period, without the written consent of the Company, (i) McCorkle shall not disclose to any person (other than an employee or director of the Company or its affiliates, or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by McCorkle of his duties under this Agreement or as a director of the Company) or use to compete with the Company or any of its affiliates any confidential or proprietary information, knowledge or data that is not theretofore publicly known and in the public domain obtained by him while in the employ of the Company or while acting as a consultant hereunder with respect to the Company or any of its affiliates or with respect to any products, improvements, customers, methods of distribution, sales, prices, profits, costs, contracts (including, without limitation the terms and provisions of this Agreement), suppliers, business prospects, business methods, techniques, research, trade secrets or know-how of the Company or any of its affiliates (collectively, "Proprietary Information"), and (ii) McCorkle shall use reasonable best efforts to keep confidential any such Proprietary Information and to refrain from making any such disclosure, in each case except as may be required by law or as may be required in connection with any judicial or administrative proceedings or inquiry.

9. Injunctive Relief with Respect to Covenants. McCorkle acknowledges and agrees that the covenants and obligations of McCorkle with respect to non-competition, non-solicitation, confidentiality and non-disclosure with respect to the Company and its affiliates relate to special, unique and extraordinary matters and that, notwithstanding any other provision of this Agreement to the contrary, a violation of any of the terms of such covenants and obligations will cause the Company and its affiliates irreparable injury for which adequate remedies are not available at law. Therefore, McCorkle expressly agrees that the Company and its affiliates (which shall be express third-party beneficiaries of such covenants and obligations) shall be entitled to an injunction (whether temporary or permanent), restraining order or such other equitable relief (including the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain McCorkle from committing any violation of the covenants and obligations contained in Sections 5, 6, 7, and 8 hereof. These injunctive remedies are cumulative and in addition to any other rights and remedies the Company and its affiliates may have at law or in equity.

10. Entire Agreement. Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and all promises, representations, understandings, arrangements and prior agreements relating to such subject matter (including those made to or with McCorkle by any other person or entity) are merged herein and superseded hereby and thereby.

11. Legal Expenses. The Company shall reimburse McCorkle for the reasonable attorneys' fees and expenses incurred by him in connection with the negotiation and execution of this Agreement and the other agreements being executed by McCorkle contemporaneously herewith.

12.      Miscellaneous.

         a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS THEREUNDER. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT IN ANY STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN DUVAL COUNTY IN THE STATE OF FLORIDA, AS THE PARTY BRINGING SUCH SUIT MAY ELECT IN ITS SOLE DISCRETION, AND EACH PARTY HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUIT, LEGAL ACTION OR PROCEEDING. EACH PARTY HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN

                  ANY SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         b) Taxes. McCorkle recognizes that the payments provided under this Agreement including without limitation those provided pursuant to Section 3 may result in taxable income to him which the Company and its affiliates will report to their appropriate taxing authorities. McCorkle agrees to pay all necessary and appropriate income and self-employment taxes on such income.

         c) Attorney's Fees. If any party to this Agreement breaches any provision of this Agreement, then the breaching party shall pay to the non-breaching party all of the non-breaching party's costs and expenses incurred by that party in enforcing this Agreement, including reasonable attorneys' fees and expenses, whether or not suit be brought and whether incurred before or at trial, on appeal or on remand.

         d) Amendments. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved by the Company or a person authorized thereby and is agreed to in writing by McCorkle, and such officer of the Company as may be specifically designated by the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

         e) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. Should any restrictive covenant in Sections 5, 6, 7 or 8 of this Agreement be determined by a court of law or equity to be unreasonable or unenforceable, McCorkle agrees that to the extent it is valid and enforceable, McCorkle shall be bound by the same, the intention of the parties being that the Company be given the broadest protection allowed by law or equity with respect to such provision.

         f) Notices. Any notice or other communication required or permitted to be delivered under this Agreement shall be (i) in writing, (ii) delivered personally, by nationally recognized overnight courier service or by certified or registered mail, first-class postage prepaid and return receipt requested, (iii) deemed to have been received on the date of delivery, and (iv) addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

                           if to Company, to:

                                            Mobile America Corporation
                                            10475 Fortune Parkway, Suite 110
                                            Jacksonville,  Florida  32256
                                            Attention:  President
                                            Telephone:  (904) 363-6339
                                            Fax:  (904) 363-3856

                           with a copy to:

                                            Foley & Lardner
                                            200 North Laura Street
                                            Jacksonville, FL 32202
                                            Attention:  Linda Y. Kelso, Esq.
                                            Telephone: (904) 359-2000
                                            Fax: (904) 359-8700
                           if to McCorkle, to:

                                            Thomas J. McCorkle
                                            1550 Parrish Place
                                            Jacksonville, Florida  32205
                                            Telephone:  (305) 632-8087
                                            Fax:  (954) 749-6299

                           with a copy to:

                                            Holly J. McCorkle
                                            13914 Mandarin Oaks Lane
                                            Jacksonville, FL  32223
                                            Telephone:  (904) 880-7399
                                            Fax:  (904) 880-5118

         g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         h) Headings. The section and other headings contained in this Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.

         i) Assignment. This is a contract for personal services by McCorkle and may not be assigned by McCorkle without the Company's prior written consent except to a corporation or other entity controlled by him which assumes his obligations hereunder and provided McCorkle affirms that such assignment does not release McCorkle's obligations hereunder. The Company shall have the right to assign this Agreement in connection with a sale of the Company's business or a significant subsidiary thereof, which shall inure to the benefit of the Company and its successors and assigns.

IN WITNESS WHEREOF, the Company has duly executed this Agreement by its authorized representative and McCorkle has hereunto set his hand, in each case effective as of the date first above written.



                                  MOBILE AMERICA CORPORATION


                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                     Title:
                                        ---------------------------------------


                                  ---------------------------------------------
                                          THOMAS J. MCCORKLE